UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event): March 11, 2014
NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34741	20-8908550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

Secondary Offering

On March 11, 2014, Noranda Aluminum Holding Corporation (the “Company”) announced the commencement of a secondary public offering of 10,000,000 shares of the Company’s common stock by certain funds affiliated with Apollo Global Management, LLC (the “Offering”). The Company itself is not selling any shares and will not receive any proceeds from the proposed offering.

Weather-Related Impacts

As the Company previously discussed in connection with its 2013 results, unusually cold and wet weather adversely impacted production at the Company’s New Madrid and Gramercy facilities in January and February of 2014. The Company believes that extraordinary weather production disruptions may result in a $0.03-0.04 increase in integrated cash cost per pound during the first quarter, as compared to prior expectations. Since the weather disruptions, both facilities have resumed normal operations.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into future filings by the Company under the Securities Act or under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events.

Press Release

On March 11, 2014, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01.    Financial Statements and Exhibits

Exhibit

Number    Description
99.1    Press release, dated March 11, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM HOLDING CORPORATION

Date:	March 11, 2014

By:	/s/ Gail E. Lehman
Gail E. Lehman
Chief Administrative Officer, Vice President of Human Resources, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number    Description

99.1    Press release, dated March 11, 2014